UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Consent Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
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☒ Preliminary Consent Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Consent Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

IMH SECURED LOAN FUND, LLC

(Name of Registrant as Specified in Its Charter)

THE COMMITTEE TO PROTECT IMH SECURED LOAN FUND
LGM CAPITAL PARTNERS LLC
G. LOUIS GRAZIADIO III
WILLIAM R. LANG
TODD A. MIKLES
RONALD TUCEK
CLIFF RATLIFF
 (Name of Person(s) Filing Consent Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:
       ____________________________________________________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        _____________________________________________________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
        _____________________________________________________________________________________________________________________________________
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PRELIMINARY CONSENT STATEMENT — SUBJECT TO COMPLETION, DATED MAY 20, 2010

IMH SECURED LOAN FUND, LLC

CONSENT STATEMENT
OF
THE COMMITTEE TO PROTECT IMH SECURED LOAN FUND

Dear Fellow IMH Secured Loan Fund, LLC Members:

This Consent Statement and the enclosed BLUE consent card are being furnished by The Committee to Protect IMH Secured Loan Fund (the “Committee”) in connection with its solicitation of written consents from you, the holders of units (the “members”) of IMH Secured Loan Fund, LLC, a Delaware limited liability company (the “Fund”).

The Committee is comprised of LGM Capital Partners LLC and its members, G. Louis Graziadio III, Todd A. Mikles and William R. Lang, as well as two current members of the Fund, Ronald Tucek and Cliff Ratliff. LGM was formed to make this consent solicitation. Messrs. Graziadio, Mikles and Lang are highly qualified and experienced finance and real estate professionals with collectively over 75 years of broad-based real estate and financial experience, including all aspects of real estate work outs, such as restructuring mortgages and maximizing cash flow from underperforming loans and properties.  The Committee is soliciting written consents from the members to take the following actions (each, as more fully described in this Consent Statement, a “Proposal” and together, the “Proposals”), in the following order, without a members’ meeting, as authorized by the Fund’s Operating Agreement and Delaware law:

1.
Revoke any consents that have previously been submitted to the Fund in support of the Conversion Transactions (as defined below) proposed by the current manager on behalf of the Fund (the “Consent Revocation Proposal”); and

2.
Remove Investors Mortgage Holdings, Inc (“Mortgage Holdings”) as the manager of the Fund, elect and admit LGM Capital Partners LLC (“LGM”) as the new manager of the Fund and amend the Fund’s Operating Agreement in the manner set forth in Annex A to revise the Fund’s management fee structure to align the fees paid to the new manager with the success of the Fund (the “New Manager Proposal”).

Consent Revocation Proposal – Why You Should Revoke All Prior Consents You Previously May Have Submitted

You should be aware that the current management of the Fund is soliciting your consent to transactions that would convert the Fund into a Delaware corporation named IMH Financial Corporation (“IMH Corporation”) and use the new corporation to buy out Mortgage Holdings, the Fund’s current manager, as well as all of the outstanding membership interests of IMH Holdings, LLC, an affiliated entity (collectively, the “Conversion Transactions”).  The Committee strongly believes that the Conversion Transactions are not in your best interest, including for the following reasons:

•
Now that the earnings of Mortgage Holdings are in decline and the Fund has little or no cash with which to make loans and generate further fees for Mortgage Holdings, Mortgage Holdings has decided to sell itself to the Fund.  The executives of Mortgage Holdings who devised and executed the business strategy that has resulted in the substantial loss of value of the Fund are now asking you to let them continue as executives overseeing your investment in a new corporation and to further benefit at your expense.  Ask yourself:  why should you continue to trust Mortgage Holdings’ executives with your investment and reward the individuals who are responsible for the Fund losing over $400,000,000 of your investment while they have profited handsomely from fees in the process?  Why would you hire these executives as managers of your investment in the Fund when the portfolio of loans they have underwritten using your investment has a 97.7% default rate as of December 31, 2009?

i

•
If Mortgage Holdings’ proposed Conversion Transactions are allowed to proceed, Mortgage Holdings intends to conduct an initial public offering of shares in the new corporation.  It is questionable whether this company, in the current market environment and with its track record of a 97.7% loan default rate, will be able to conduct a successful public offering and provide distributions and liquidity to its members.  Even if an initial public offering does occur, members will be subject to transfer restrictions for up to a year following the initial public offering.  Additionally, an initial public offering would dilute existing members and there is no telling how much dilution you will suffer because Mortgage Holdings has not proposed a minimum price for the initial public offering.  Further, if the Conversion Transactions and the initial public offering are allowed to proceed, Mortgage Holdings intends to market and sell a significant portion of the Fund’s assets and to use the proceeds from such sales and the initial public offering to continue its flawed execution of its business strategy.  Given Mortgage Holdings’ track record and its inability to effectively underwrite risk, we believe that with the current management team this is the wrong strategy.

•
The Fund is not managed by an independent board of directors and the Conversion Transactions were not negotiated at arm’s length by disinterested parties.  Instead, Mortgage Holdings acted on behalf of the Fund in approving and recommending the Conversion Transactions.  Mortgage Holdings does not own any membership units in the Fund and Mortgage Holdings’ principals own less than 1% of the Fund’s membership units.  Yet, in the Conversion Transactions, the Fund’s principals will be issued approximately 5.3% of the fully-diluted shares in the new corporation, subject to downward adjustment in connection with a net loss to be incurred by Mortgage Holdings in the first quarter of 2010.  The Fund has stated that this consideration is expected to represent $17,900,000 in value, which in our opinion, is an excessive amount given Mortgage Holdings’ track record with your investment.  Indeed, the principals of Mortgage Holdings will receive this new ownership without any new investment being made on their part, and only in exchange for the equity they hold in an entity with bleak revenue prospects and that they have disclosed will realize a loss in the first quarter of 2010 and that has a track record of overseeing a steep decline in the value of your investment.  The Committee strongly disagrees with the further enrichment of the principals of Mortgage Holdings at your expense.  Furthermore, Mortgage Holdings has concluded that the Conversion Transactions do not constitute a “roll-up transaction” under the Fund’s operating agreement, which conveniently eliminates certain important appraisal rights and other protections the members would otherwise be entitled to under the Fund’s operating agreement.

•
Mortgage Holdings’ proposed Conversion Transactions will convert your membership interests into shares in a new corporation. The Fund then intends to make a tax election to reduce the tax basis of those shares received by investors to fair market value, resulting in a lower tax basis in your shares.  The Fund has reported that this election will result in the inability of the Fund's members to directly realize your portion of the $408,515,000 loss that otherwise would pass through to the investors. You should consult your tax advisor for a full understanding of the particular tax consequences of this proposal.

Therefore, we are soliciting the revocation of any consents that may have been given in response to the Fund’s consent solicitation.

If you have previously signed and returned the Fund’s WHITE consent card, you have every right to change your vote and revoke your consent. Whether or not you have signed the Fund’s WHITE consent card, we urge you to mark the “YES, REVOKE MY CONSENT” boxes on the enclosed BLUE consent card and to sign, date and mail the card in the postage-paid envelope provided. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process. Regardless of the number of membership units you own, it is important for you to mark and return the Committee’s BLUE consent card.  Because the Fund’s Conversion Transactions proposal will be considered approved under Delaware law upon the delivery of the requisite number of consents to the Fund, it is important that you revoke any consent that you previously submitted to the Fund in support of the Conversion Transactions as soon as possible by executing and delivering the enclosed BLUE consent card immediately.

New Manager Proposal – Why You Should Consent to Remove the Current Manager and Install LGM as the New Manager of the Fund

During the period from 2005 through 2009, Mortgage Holdings received total fees of $93,027,000, of which $63,683,000 has been received just since 2007.  Meanwhile, the value of the Fund has significantly decreased during this same period.  Specifically, while the Fund has raised an aggregate of $730,000,000 of capital from its members, their equity had fallen to $322,000,000 by the end of 2009.  Additionally, the Fund’s cash has decreased from $73,600,000 in 2007 to $963,000 at December 31, 2009.  Additionally, the default rate of the entire portfolio as of December 31, 2009 was 97.7%.  Real estate owned as of December 31, 2008 and 2009 was $62,781,000 and $104,231,000 respectively.  The following graph shows the percentage (by dollar amount) of the Fund’s loans that have gone into default during the period from 2005 through 2009.

As the Fund has disclosed, Mortgage Holdings and its lead executives have limited knowledge and experience with managing and developing real estate.  We are concerned that Mortgage Holdings is ill equipped to handle the volume of mortgage assets that have been and that we expect will be converted to real estate owned.  In fact, Mortgage Holdings has stated that they may not be able to manage the development process in a timely or cost-effective manner or at all.

Mortgage Holdings has indicated that if the Conversion Transactions do not go forward, it may resign unless its management fee structure is changed to an asset management fee of 1.5% to 2.0% of the cost basis of the total assets under management, as well as 20% of net earnings over a “to be specified” hurdle rate.  Mortgage Holdings is not a hedge fund manager or a workout team, and in our opinion, it should not be compensated as such.  Moreover, if this new fee structure is not approved, Mortgage Holdings warns that its resignation would require the Fund members “to engage a new Manager whose fee structure may be in excess of that sought by the Manager.”  Our consent solicitation offers you an alternative to replace Mortgage Holdings with a new manager, LGM Capital Partners LLC, that intends to resume making distributions to the members of the Fund as soon as practicable and that will provide a well thought out strategy, the experience required to maximize the value of your investment and a fee structure that better aligns the fees paid to the new manager with the success of the Fund.  We recognize that you have not received distributions from the Fund since the second quarter of 2009 and our plan will be to resume making distributions to members of the Fund as soon as practicable.

We are offering you a value-enhancing alternative.  The Committee is requesting consents from the members of the Fund to replace Mortgage Holdings with LGM as the new manager of the Fund.  LGM’s strategy is to stop the erosion of the Fund’s assets and create value for the benefit of the members by effectively managing the real estate and mortgage assets currently held by the Fund.  Unlike Mortgage Holdings, which admits to not having a loan workout team and to having only limited knowledge of managing and developing real estate, the principals of LGM have the requisite skill sets, track record and network of professionals to execute this plan and manage the Fund’s assets with a view to maximize the value of each member’s investment and recommence distributions to the Fund’s investors.  Furthermore, unlike Mortgage Holdings, LGM is willing and able to accomplish these goals within an appropriate management fee structure.

LGM has prepared a business strategy that the Committee believes will maximize the value of the members’ investment in the Fund. Our priorities will be:

•
Asset Stabilization – As of December 31, 2009, 97.7% of the loans originated by Mortgage Holdings were in default.  With virtually all of the Fund’s loans in default, LGM will first conduct an asset-by-asset evaluation of the Fund’s portfolio, which may include inspecting collateral, meetings with individual borrowers and guarantors and reviewing the regulatory, engineering, construction and marketing status of specific properties. Through this process, LGM will make assessments of the likelihood of recovery on defaulted loans and the likely timetable to achieve each recovery. LGM will identify which loans can be modified into performing status or analyze alternatives to minimize losses and promote recoveries on those loans which are not suitable for restructuring. Loan restructurings will facilitate borrowers’ resumption of interest payments and maximize cash flow to the Fund.  Further, and subject to the completion of satisfactory due diligence, LGM intends to provide a $5,000,000, low interest, bridge loan to the Fund, which may be used to pay expenses associated with the stabilization of the Fund’s assets.

•
Strategic Management – LGM intends to manage the Fund’s assets proactively with the primary objective of preserving and enhancing value through effective hands-on management and strategic repositioning of the Fund’s assets. LGM plans to generate revenue for the Fund from three sources: (i) interest payments and fees on performing loans; (ii) income from strategic management of non-performing loans and real estate owned; and (iii) income derived from joint ventures with outside developers in an effort to turn non-performing assets into performing assets.  We believe this will position us to recommence distributions to the Fund’s investors.

•
Increasing Equity and Cash Flow – LGM will continually assess, develop and implement appropriate strategies with the goal of resuming distribution payments to the members of the Fund, which strategies may include capitalizing on undervalued assets and seeking opportunities to originate low leverage first mortgage loans on commercial, industrial, multi-family and special purpose properties. LGM plans to generate cash flow from interest and fees on performing loans, strategic management of non-performing assets and joint venture income.

Mortgage Holdings has overseen a steep decline in value of the Fund, while earning significant fees and without owning any membership interest in the Fund.  By contrast, the members of the Committee have, and will continue to have, a vested interest in the success of the Fund through ownership of membership units, and upon successful completion of the Committee’s consent solicitation, through a $5 million bridge loan that LGM intends to make to the Fund in connection with the stabilization of the Fund’s assets, subject to the completion of satisfactory due diligence.

The effectiveness of the New Manager Proposal requires the consent of a majority of the issued and outstanding membership units of the Fund entitled to consent to such proposal.  The Fund has chosen May 13, 2010 as the record date for its consent solicitation and thus, members as of May 13, 2010 (the “Record Date”) are entitled to execute, withhold or revoke consents relating to this consent solicitation.  The expiration time for this consent solicitation is the earlier of (i) 5:00 p.m., New York City time, on [●], [●], 2010, unless extended and (ii) upon the approval by the members of the Conversion Transactions.  The consent solicitation may also be extended indefinitely one or more times beyond this date at the sole discretion of the Committee. Any such extension may be made without notice to members of the Fund. However, because a proposal is considered approved upon the delivery of a sufficient number of consents to approve a proposal, the New Manager Proposal will be effective without further action when we deliver to the Fund such requisite number of consents.  According to the Fund’s public filings, there were 73,038 membership units outstanding as of May 13, 2010. The members are entitled to one consent per membership unit.

YOU SHOULD SEND A MESSAGE TO MORTGAGE HOLDINGS THAT YOU WILL NOT REWARD ITS INEFFECTIVE MANAGEMENT: REJECT THE CONVERSION TRANSACTIONS AND REPLACE THEM AS MANAGER.

THIS SOLICITATION IS BEING MADE BY THE COMMITTEE AND NOT BY OR ON BEHALF OF THE FUND OR MORTGAGE HOLDINGS.  FOR ADDITIONAL INFORMATION PLEASE VISIT THE COMMITTEE’S WEBSITE AT WWW.LGMCAPITALPARTNERS.COM.

This Consent Statement and the enclosed BLUE consent card are first being sent or given to the members on or about [●], 2010.

YOUR CONSENT IS IMPORTANT

The Committee urges you to consent to the Consent Revocation Proposal (and as a result, revoke any prior consent to the Conversion Transactions) and the New Manager Proposal by following the instructions on the BLUE consent card.  Once you have voted in this manner, we urge you not to revoke your consent to the Committee’s proposals by signing any consent revocation card subsequently sent to you by the Fund or otherwise.

This Consent Statement is neither a request for the tender of, nor an offer with respect to, shares of membership units and does not convey record or beneficial ownership of membership units to the Committee.

IMPORTANT

PLEASE READ THIS CAREFULLY

If your membership units are registered in your own name, please submit your consent to us today by following the instructions on the BLUE consent card.

If you hold your membership units in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your membership units and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to revoke any prior consent to the Fund’s proposed Conversion Transactions and to consent to the New Manager Proposal to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions provided on the enclosed BLUE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE consent card. The Committee urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Committee c/o Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, NY 10022, so that the Committee will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent card by a member will be presumed to be a consent to the Consent Revocation Proposal (and as a result, a revocation of any prior consent to the Fund’s proposed Conversion Transactions) and a vote in favor of the New Manager Proposal with respect to all membership units held by such member unless the consent card specifies otherwise.

Only members as of the close of business on the Record Date will be entitled to consent to the Consent Revocation Proposal (and as a result, revoke any prior consent to the Fund’s proposed Conversion Transactions) and consent to the New Manager Proposal. If you are a member as of the close of business on the Record Date, you will retain your right to consent even if you sell your membership units after the Record Date.

WE URGE YOU TO ACT NOW: REJECT THE CONVERSION TRANSACTIONS AND REPLACE MORTGAGE HOLDINGS WITH LGM AS MANAGER OF THE FUND. IN ORDER TO DO THIS, COMPLETE THE ATTACHED BLUE CONSENT FORM.

If you have any questions about executing or delivering your BLUE consent card or require assistance, please contact:

Innisfree M&A Incorporated

Stockholders call toll-free: 1-888-750-5834
Banks and Brokers call collect: 1-212-750-5833

v

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS WRITTEN CONSENT SOLICITATION	1
INFORMATION ON THE PROPOSED NEW MANAGER, THE COMMITTEE, AND THE PARTICIPANTS	5
PROPOSAL 1 CONSENT REVOCATION PROPOSAL	8
PROPOSAL 2 NEW MANAGER PROPOSAL	10
APPRAISAL RIGHTS	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE FUND	14
SOLICITATION OF CONSENTS	14
CONSENT PROCEDURE	14
SPECIAL INSTRUCTIONS	15
ANNEX A – PROPOSED AMENDMENT TO THE FUND’S OPERATING AGREEMENT	A-1
ANNEX B – PURCHASES AND SALES OF UNITS BY THE PARTICIPANTS	B-1
ANNEX C – SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE FUND	C-1
ANNEX D – FORM OF CONSENT CARD	D-1

FORWARD-LOOKING STATEMENTS

The Committee urges you to read this entire Consent Statement carefully. This Consent Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements reflecting the current views of the Committee based on information currently available to the Committee, with respect to, among other things, the potential effects of the Conversion Transactions, the effectiveness of Mortgage Holdings as manager of the Fund, the benefits of appointing LGM as the manager of the Fund and the Fund’s strategic objectives, business prospects, future financial condition, budgets, projected levels of production, projected costs and projected levels of revenues and profits. Such statements are identified by words or phrases such as “anticipates,” “estimates,” “projects,” “believes,” “intends,” “expects” and similar words and phrases. The forward-looking statements herein involve risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The Committee does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. These and other relevant factors and any other information included in this Consent Statement, and information that may be contained in our other filings with the Securities and Exchange Commission (“SEC”), should be carefully considered when reviewing any forward-looking statement.

QUESTIONS AND ANSWERS ABOUT THIS WRITTEN CONSENT SOLICITATION

Who is the Committee?

The Committee is comprised of LGM Capital Partners LLC and its members, G. Louis Graziadio III, Todd A. Mikles and William R. Lang, and two current members of the Fund, Ronald Tucek and Cliff Ratliff.  The Committee is making this consent solicitation and each member of the Committee is a participant in the consent solicitation.  LGM was formed for the purpose of making this consent solicitation and becoming the manager of the Fund.  For additional information on the Committee and other participants in the consent solicitation, see “Information on the Proposed New Manager, the Committee, and the Participants” on page 5.

Who is LGM Capital Partners LLC?

LGM Capital Partners LLC is a Delaware limited liability company formed by a group of highly qualified real estate and finance professionals for the purpose of making this consent solicitation and becoming the manager of the Fund.  The principals of LGM, who have over 75 years of broad-based real estate and financial experience, including all aspects of real estate work outs, such as restructuring mortgages and maximizing cash flow from underperforming loans and properties, are:

G. Louis Graziadio III, the leader of LGM’s group of executives. Mr. Graziadio has over 39 years of experience in the financial services, real estate management, real estate development and construction industries. Mr. Graziadio was a director of Imperial Bancorp, parent company of Imperial Bank, a Los Angeles based commercial bank, which merged with Comerica Bank in January, 2001.  He previously has managed the turn around of troubled companies.

William R. Lang, a certified public accountant has over 25 years of experience in business combinations, mergers, acquisitions, divestitures and reorganizations.  Mr. Lang was a Managing Director of Ronald Blue and Company, a diversified investment management and financial services firm with over $3.5 billion in assets under management, from 1999 until May 2005.

Todd A. Mikles is the Chief Executive Officer of Sovereign Capital Management, Inc., a San Diego based real estate investment company that operates properties across the United States.  Mr. Mikles has extensive experience with complex real estate transactions ranging from entitlements and development to strategic repositioning of non-performing assets.

If the Fund’s proposed Conversion Transactions proposal is not approved by the members and a majority of the issued and outstanding membership units of the Fund consent to the New Manager Proposal, LGM will replace Mortgage Holdings as manager of the Fund.

Who is paying for the solicitation?

The Committee will pay all costs incurred in connection with this consent solicitation, and if LGM is elected manager, LGM will cause the Fund to reimburse the Committee for all such costs.

What are we asking you to do?

You are being asked to revoke any consent that you may have delivered in favor of the Fund’s proposed Conversion Transactions Proposal and, by doing so, preserve the current structure of the Fund.

We also are asking you to remove Mortgage Holdings as the manager of the Fund and replace it with LGM.  In connection with the appointment of LGM as the new manager of the Fund, the Fund’s Operating Agreement will be amended to better align the management fee structure with the success of the Fund and increase in value of your investment.

Why are we soliciting your consent?

For the reasons discussed in this Consent Solicitation Statement, the Committee does not believe that the proposed Conversion Transactions are in the best interests of the members.  Furthermore, we believe that it is in the best interests of the Fund’s members to remove Mortgage Holdings as manager of the Fund and to replace it with LGM.

If I already have delivered a consent to the Fund, is it too late for me to change my mind?

No. Until the requisite number of duly executed, unrevoked consents are delivered to the Fund in accordance with Delaware law and the Fund’s organizational documents, the consents will not be effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by delivering a BLUE consent card, as discussed in the following question.

What is the effect of delivering a consent to the Consent Revocation Proposal on the BLUE consent card?

By consenting to the Consent Revocation Proposal, and marking the “YES, REVOKE MY CONSENT” box on the enclosed BLUE consent card and signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier dated consent that you may have delivered to the Fund, so long as the Fund’s consent solicitation has not already expired or the Fund has not already obtained sufficient consents to approve the Conversion Transactions. Even if you previously have not submitted a consent card to the Fund, we urge you to mark and return a BLUE consent card as described above. Although submitting a consent to the Consent Revocation Proposal will not have any legal effect if you have not previously submitted a consent card to the Fund, we urge to you submit a consent card in favor of the Consent Revocation Proposal because it will help us keep track of the progress of the consent process.

What happens if I do nothing?

If you have previously submitted a consent to the Fund in support of the Conversion Transactions, if you do not return the enclosed BLUE consent card, you will effectively be voting FOR the Conversion Transactions and AGAINST the New Manager Proposal.

If you have not previously submitted a consent to the Fund in support of the Conversion Transactions, and if you do not return the enclosed BLUE consent card, you will effectively be voting AGAINST the Conversion Transactions and AGAINST the New Manager Proposal.

Who is the Committee proposing to appoint as the manager of the Fund?

The Committee is asking you to appoint LGM as manager of the Fund.

How does the management fee structure proposed by the Committee differ from that currently in place?

Mortgage Holdings has indicated that if the Conversion Transactions do not go forward, it may resign unless its management fee structure is changed to an asset management fee of 1.5% to 2.0% of the cost basis of the Fund’s total assets under management, and a carried interest fee of 20% of net earnings over a “to be specified” hurdle rate.  The Committee is offering you the opportunity to replace Mortgage Holdings with a new manager, LGM, who will work for you under a fee structure that is more aligned with the success of the Fund.  The Committee is proposing an asset management fee of 2% of the audited year end book value of the Fund’s assets.  The Committee is not seeking the 20% carried interest that Mortgage Holdings intends to seek.  Under the Committee’s proposal, as the book value of the Fund’s assets increases or decreases, the fees payable to LGM will increase or decrease proportionately, thus better aligning the interests of the Fund, the Fund’s members and LGM.  In contrast, under the fee structure that Mortgage Holdings intends to seek if the Conversion Transactions are not approved, fees payable by the Fund to Mortgage Holdings would not increase or decrease proportionately with the book value of the Fund’s assets.  By way of comparison, on December 31, 2009 the Fund would have paid Mortgage Holdings an asset management fee of between $8,083,095 and $10,777,460 under its proposed fee structure for the fiscal year ending on that date, whereas the Fund would have paid LGM an asset management fee of only $6,755,920  under the Committee’s proposed fee structure. In addition, the Committee’s proposal would eliminate any payment to the manager of 25%

of certain late fees, penalties or net proceeds from the sales of foreclosed assets as currently allowed to Mortgage Holdings.

For more information regarding LGM’s proposed fee structure, see “Proposed Fee Structure ” on page 13.

What will the Fund have to pay Mortgage Holdings if the New Manager Proposal is approved and Mortgage Holdings is removed as manager of the Fund?

Pursuant to the Operating Agreement, if the members of the Fund adopt the New Manager Proposal, and Mortgage Holdings is removed as the manager of the Fund, Mortgage Holdings is entitled to receive any amounts determined to be properly accrued and legally owed to it by the Fund.  This amount could include payments related to approximately $1.608 million in principal outstanding on a loan made to the Fund that was disclosed in the Fund’s Consent Solicitation/Prospectus.  Any payment obligations that become due to Mortgage Holdings as a result of its replacement may be satisfied through an interest bearing note from the Fund, payable in equal annual installments over a period of no less than five years.

Who can consent to the Proposals?

If you are a member as of the close of business on May 13, 2010, you have the right to consent to the Consent Revocation Proposal (and as a result, revoke your consent to the Conversion Transactions) and the New Manager Proposal.

When should I execute and deliver the enclosed consent card?

Because the Fund’s Conversion Transactions proposal will be considered approved under Delaware law upon the delivery of the requisite number of consents to the Fund, it is important that you revoke any consent that you previously submitted to the Fund in support of the Conversion Transactions as soon as possible by executing and delivering the enclosed BLUE consent card immediately.

What is the deadline to consent?

The expiration time for this consent solicitation is the earlier of (i) 5:00 p.m., New York City time, on [●], [●], 2010, unless extended and (ii) upon the approval by the members of the Conversion Transactions.  The consent solicitation may also be extended indefinitely one or more times beyond this date at the sole discretion of the Committee. Any such extension may be made without notice to members of the Fund.  However, because a proposal is considered approved upon the delivery of a sufficient number of consents to approve a proposal, the New Manager Proposal will be effective without further action when we deliver to the Fund such requisite number of consents.

How many consents must be granted in favor of the Consent Revocation Proposal?

There is no minimum number of consents required with respect to the Consent Revocation Proposal.  Rather, we are asking you to revoke any consent that you previously submitted to the Fund in support of the Conversion Transactions in order to prevent the Fund from obtaining the requisite consent to approve the Fund’s proposed Conversion Transactions.

How many consents must be granted in favor of the New Manager Proposal?

The New Manager Proposal will be approved upon the affirmative consent of the majority of the issued and outstanding membership units of the Fund entitled to vote on such proposal.

According to the Fund’s public filings, there were 73,038 membership units outstanding as of May 13, 2010. The members are entitled to one vote per membership unit.  Assuming that the number of outstanding membership units is 73,038 on the Record Date, the consent of members holding at least 36,520 membership units would be necessary to approve the New Manager Proposal.

What should you do to consent?

If your membership units are registered in your own name, please submit your consent to us by telephone or via the internet, or by signing, dating and returning the enclosed BLUE consent card in the postage-paid envelope provided.

If you hold your membership units in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your membership units and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions with respect to this consent solicitation to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed BLUE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE consent card. The Committee urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Committee c/o Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, NY 10022, so that the Committee will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If I submit a BLUE consent card consenting to the Consent Revocation Proposal (and as a result, I revoke my previous consent to the Fund’s Conversion Transactions), can I subsequently revoke such consent revocation?

If you change your mind after submitting a consent to the Consent Revocation Proposal on the enclosed BLUE consent card (and as a result, revoking your previous consent to the Fund’s Conversion Transactions), you can submit a later dated consent to the Fund thereafter so long as such consent is submitted during the solicitation period. Delivery of a later dated consent to the Fund would have the effect of revoking the earlier dated consent revocation delivered to the Committee.

If I submit a BLUE consent card consenting to the New Manager Proposal, can I subsequently revoke my consent?

Your consent to the New Manager Proposal may be revoked at any time by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed consent becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card that is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to the Fund or to the Committee, c/o Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, NY 10022. Although a revocation is effective if delivered to the Fund, we request that either the original or photostatic copies of all revocations of consents be mailed or delivered to Innisfree M&A Incorporated at the address set forth above, so that we will be aware of all revocations and can more accurately determine if and when consents to the proposals have been received from the requisite members on the Record Date for this consent solicitation.

Whom should you call if you have questions about the solicitation?

Please call our consent solicitor, Innisfree M&A Incorporated, toll free at 1-888-750-5834. Banks and brokers may call collect at 1-212-750-5833.

IMPORTANT

The Committee to Protect IMH Secured Loan Fund urges you to express your consent on the BLUE consent card IMMEDIATELY to:

•	Revoke any consents that previously have been submitted to the Fund in support of the Conversion Transactions proposed by the Fund; and

•	Remove Mortgage Holdings as the manager of the Fund, elect and admit LGM as the new manager of the Fund and amend the Fund’s Operating Agreement in the manner set forth in Annex A.

INFORMATION ON THE PROPOSED NEW MANAGER, THE COMMITTEE, AND THE PARTICIPANTS

This consent solicitation is being made by the Committee, which is comprised of LGM, LGM’s members, G. Louis Graziadio III, Todd A. Mikles and William R. Lang , and two current members of the Fund, Ronald Tucek and Cliff Ratliff.  Each member of the Committee is a participant in this consent solicitation.

The members of the Committee entered into an Agreement pursuant to which, among other things, (i) the parties agreed to form the Committee and to refer to the Committee as “The Committee to Protect IMH Secured Loan Fund”; (ii) the parties agreed to solicit proxies or written consents with respect to the Consent Revocation Proposal and the New Manager Proposal, and to take all other action necessary or advisable to achieve the foregoing; (iii) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Fund; (iv) the parties agreed that all expenses incurred in connection with this consent solicitation would be paid and shared equally by Messrs. Graziadio and Mikles; (v) the parties agreed on procedures for approving filings with the SEC, press releases and member communications proposed to be made or issued by the parties; (vi) the parties agreed, until the completion of this consent solicitation, (A) to remain members of the Committee and (B) that no member of the Committee (except to LGM and its affiliates) may sell, transfer or otherwise dispose of any membership units in the Fund; (vii) the parties agreed to execute and deliver to the Committee any proxies received to vote in favor of the Consent Revocation Proposal and the New Manager Proposal, to not execute any other proxy received in favor of the Conversion Transactions, and to revoke any consent previously submitted in favor of the Conversion Transactions; and (viii) the parties agreed that prior to the completion of this consent solicitation, no member of the Committee will (without prior written consents of Messrs. Graziadio, Mikles and Lang) (A) make, or in any way participate or engage in, any solicitation of proxies or consents to vote, or seek to advise or influence any person with respect to the voting of any membership units of the Fund; (B) form, join or in any way participate in any group, committee or other similar organization with respect to any membership units of the Fund or (B) make any public disclosure or any statement to a member of the Fund in support of the Conversion Transactions or in opposition to the Consent Revocation Proposal or New Manager Proposal.

LGM Capital Partners LLC and the Ronald Tucek Trust are parties to a LLC Interest Assignment Agreement, pursuant to which the Ronald Tucek Trust assigned to LGM Capital Partners LLC all interests, including the economic and beneficial interest, in 1 membership unit.  Pursuant to the agreement, the Ronald Tucek Trust granted to LGM Capital Partners LLC an irrevocable proxy to vote, express consent or dissent, or otherwise to utilize such voting power in LGM Capital Partner’s sole discretion, with respect to the membership unit.  Additionally, the Ronald Tucek Trust agreed in his capacity as a member of the Fund, to take any and all other actions with respect to the assigned membership unit as shall be requested by LGM Capital Partners LLC.

Proposed New Manager and its Members

LGM was formed for the purpose of making this consent solicitation and becoming the manager of the Fund. LGM’s business address is 1501 Fifth Avenue, Suite 100, San Diego, California  92101.  LGM is controlled by its members G. Louis Graziadio III, Todd A. Mikles, and William R. Lang.

The following presents biographical information of the members of LGM:

G. Louis Graziadio III: age 60, is the President and Chief Executive Officer of Second Southern Corp., the managing partner of Ginarra Partners, L.L.C., a closely-held California company involved in a wide range of investments and business ventures. Since June 1996, he has also been Chairman of the Board and Chief Executive Officer of Boss Holdings, Inc., a distributor of work gloves, boots, rainwear, industrial apparel, pet products, and ad specialty merchandise.  Since May, 2005, Mr. Graziadio has been a member of the Board of Directors of True Religion Apparel, Inc., an apparel company which designs, develops, and sells high-fashion jeans and other apparel, where Mr. Graziadio serves on the audit, compensation and governance and nominating committees.  Since February, 2002, Mr. Graziadio has been a member of the Board of Directors of Acacia Research Corporation, which develops, acquires, and licenses patented technologies. Mr. Graziadio is the Chairman of Acacia Research’s governance and nominating committee and also serves on their investment and compensation committees.  Prior to its spinoff from Acacia, Mr. Graziadio also served on the Board of Directors of CombiMatrix, which is a diversified biotechnology business that primarily operates in the field of genetic analysis and molecular diagnostics.  From May 2006 to May 2008, Mr. Graziadio served as a member of the Board of Directors of Rosetta Resources, Inc., a publicly held oil and gas company headquartered in Houston, Texas and since March, 2008 has served as a director of Western Metals Corporation, which owns and operates oil and gas interests in California.

Mr. Graziadio began his real estate development career in 1971 and has significant experience in real estate development and construction activities throughout the United States, including planned residential communities, retail centers, commercial office buildings and industrial properties.  Specifically, Mr. Graziadio has been involved in land development projects of various sizes encompassing land use entitlements and subdivision approvals, as well as commercial and industrial developments.  Additionally, Mr. Graziadio has experience in distressed real estate investing, including workouts, bankruptcy restructurings, project repositionings and renovations, as well as the structuring of and involvement in numerous joint ventures for both commercial and residential projects.

Mr. Graziadio, and companies with which he is affiliated, are significant shareholders in numerous private and public companies.  Since 1976, Mr. Graziadio has been active in restructurings of both private and public companies, as well as corporate spin-offs and IPOs. From 1984 through 2000, Mr. Graziadio served as a director of Imperial Bancorp, parent company of Imperial Bank, a Los Angeles-based commercial bank acquired by Comerica Bank in January, 2001.  During his tenure he served as chairman of Imperial Bancorp’s corporate development committee and served as a member of Imperial Bank’s real estate loan committee. During that period, he also served on the Boards of numerous subsidiaries of Imperial Bancorp, including Imperial Ventures, Inc., Kennedy Wilson, Inc., Imperial Credit Industries, Inc., Imperial Trust Company and Imperial Financial Group.  In addition, Mr. Graziadio is currently a member of the Pepperdine University Board of Directors and also a member of the Graziadio School of Business & Management Board of Visitors at Pepperdine University.  He serves on the Board of Trustees for the Children’s Bureau, one of the oldest non-profits in Southern California, which develops and promotes programs to prevent child abuse and neglect, as well as protecting, nurturing and treating abused children. Mr. Graziadio also is a director of the Los Angeles Fire Department Scholarship Fund, which provides academic assistance to children of first responders in the Southern California area.

William R. Lang, age 51,is the Chief Financial Officer of Second Southern Corp., the managing partner of Ginarra Partners, L.L.C., a closely-held California company involved in a wide range of investments and business ventures.  Since 2005, he has also served as President of the Graziadio Investment Companies, a diversified group of affiliated corporations and partnerships with investments in securities, private equity, oil and gas, real estate and commercial real estate brokerage. Mr. Lang currently serves as a director of Western Metals Corporation and Boss Holdings, Inc., where he also serves as chairman of the audit committee. Mr. Lang has over 25 years of experience in business combinations, mergers, acquisitions, divestitures and reorganizations.  He has advised many businesses to help them develop strategic plans, secure financing and equity. From 1999 until 2005, Mr. Lang was the West Coast Tax and Business Services Managing Director of Ronald Blue and Company.  Ronald Blue and Company is a diversified investment management and financial services firm with over $3.5 billion in assets under management, 14 offices across the U.S. and over 200 employees.  In 1999, Mr. Lang supervised the successful merger of a regional accounting firm with Ronald Blue and Company as part of a roll-up strategy. He is a member of the American Institute of Certified Public Accountants.  He holds a Bachelors degree in accounting from California State University Fullerton and has been a California-licensed CPA since 1988.

Todd A. Mikles, age 39, has been the Chief Executive Officer of Sovereign Capital Management, Inc., a closely-held California company that is involved in real estate investments since 1999.  Mr. Mikles began his career in finance working at the Los Angeles office of Lehman Brothers in 1996. From there Mr. Mikles worked with Amresco Advisors from 1997 to 1998 where he played an integral role in advising pension funds on making loans to real estate developers.  Mr. Mikles was the principal founder of Sovereign Capital in 1999.  Since then, Sovereign Capital, now Sovereign Capital Management, Inc. and its affiliates, have grown to include asset management, property management, advisory services and private equity investments in property holdings across the United States. Sovereign Capital Management, Inc. and its advisory arm, Sovereign Capital

Advisors, LLC, orchestrated an investor-led changeover of management of the DBSI Diversified Realty REIT, Inc. and a sister fund, DBSI State Offices, LLC.

Other Participants

Biographical information of the participants in the solicitation (other than LGM and its members) is set forth in the chart below.

As of the date hereof, the members of the Committee collectively own an aggregate of 25 membership units of the Fund consisting of the following: (1) 20 membership units held by Ronald Tucek, of which LGM Capital Partners LLC owns the economic and beneficial ownership interest in 1 membership unit, and (2) 5 membership units held by Cliff Ratliff. In connection with LGM’s acquisition of its economic and beneficial ownership interest in 1 membership unit, Ronald Tucek granted LGM an irrevocable proxy to vote on any proposals that are presented to the members of the Fund and has agreed to take any and all other actions requested by LGM in its capacity of a member of the Fund, each with respect to such membership unit.  Each member of the Committee, as a member of a “group” with the other Committee members, for purposes of Rule 13d-5(b)(1) of the Exchange Act, may be deemed to beneficially own the membership units owned by the other Committee members.  Each Committee member specifically disclaims beneficial ownership of the membership units disclosed herein that he or it does not directly own.

Except as disclosed in this consent solicitation statement (including the Annexes hereto), neither the Committee, LGM, Messrs. Graziadio, Lang and Mikles, nor any of the other participants, nor any of their respective affiliates or associates, directly or indirectly:

•	has had any relationship with the Fund in any capacity other than as a member;

•	has any agreement, arrangement or understanding with respect to any future employment by the Fund or its affiliates;

•	has any agreement arrangement or understanding with respect to any future transactions to which the registrant or any of it affiliates will or may be a party;

•
has any agreement, arrangement or understanding with respect to future transactions to which the Fund or any of its affiliates will or may be a party, or have any material interest, direct or indirect, in any transaction that has occurred since January 1, 2009 or any currently proposed transaction, or series of similar transactions, which the Fund or any of its affiliates was or is to be a party and in which the amount involved exceeds $120,000;

•
is, and was not within the past year, party to any contract, arrangement or understandings with any person with respect to any securities of the Fund, including but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loans or guarantees of profit, division of losses or profits or the giving or withholding of proxies; or

•	is a party adverse to the Fund or any of its subsidiaries or has a material interest adverse to the Fund or any of its subsidiaries in any material legal proceeding.

Sovereign Capital Management, Inc. and Mr. Mikles are parties to a consent cease and desist order issued by the Securities Commissioner for the State of Colorado in connection with a stipulation entered into by Sovereign Capital Management, Inc. and Mr. Mikles under which neither Sovereign Capital Management, Inc. nor Mr. Mikles admitted or denied any wrongdoing.  Under the consent cease and desist order, the parties are to cease and desist from engaging in offering or selling securities in the State of Colorado without first registering such securities or otherwise engaging in conduct in violation of any provision of the Colorado Securities Act, 11-51-101, et seq C.R.S.

Set forth below is the principal occupation or employment of each person or organization (other than LGM and its members, which is set forth above) that may be deemed a participant, and the name, principal business and address of the corporations or other organizations in which such employment is carried on.

Participant (age)	Principal Occupation or Employment	Name, Principal Business and Address of the Corporation or other Organization in Which Employment is Carried On
Ronald Tucek	Owner of business involved in the concrete industry	Kocurek Concrete, 9940 Clow Creek Road, Plainfield, IL 60585
Cliff Ratliff	Retired	N/A

The above information has been furnished to us by the respective persons and organizations that may be deemed participants in this consent solicitation.

Please see Annex B for the purchases and sales of the Fund’s membership units by members of the Committee during the past two years.

PROPOSAL 1
CONSENT REVOCATION PROPOSAL

You should be aware that the current management of the Fund is soliciting your consent to transactions that would convert the Fund into a Delaware corporation named IMH Financial Corporation (“IMH Corporation”) and use the new corporation to buy out Mortgage Holdings, the Fund’s current manager, as well as all of the outstanding membership interests of IMH Holdings, LLC, an affiliated entity (collectively, the “Conversion Transactions”).  The Committee strongly believes that the Conversion Transactions are not in your best interest.  Therefore, we are soliciting the revocation of any consents that previously may have been given in response to the Fund’s consent solicitation in order to prevent the Fund from obtaining the requisite consent to approve the Fund’s proposed Conversion Transactions.

If you have previously signed and returned the Fund’s consent card, you have every right to change your vote and revoke your consent. Whether or not you have signed the Fund’s consent card, we urge you to mark the “YES, REVOKE MY CONSENT” box on our Committee’s enclosed BLUE consent card and to sign, date and mail the card in the postage-paid envelope provided. Although submitting a consent revocation will not have any legal effect if you have not previously submitted the Fund’s consent card, it will help us keep track of the progress of the consent process. Regardless of the number of membership units you own, it is important for you to deliver a BLUE consent card.  Because the Fund’s Conversion Transactions proposal will be considered approved under Delaware law upon the delivery of the requisite number of consents to the Fund, it is important that you revoke any consent that you previously submitted to the Fund in support of the Conversion Transactions as soon as possible by executing and delivering the enclosed BLUE consent card immediately.

THE COMMITTEE STRONGLY OPPOSES THE FUND’S PROPOSED CONVERSION TRANSACTIONS. THE COMMITTEE STRONGLY URGES YOU NOT TO SIGN ANY CONSENT CARD SENT TO YOU BY THE FUND BUT INSTEAD TO SIGN AND RETURN THE BLUE CONSENT CARD INCLUDED WITH THESE MATERIALS.

The Fund’s Proposed Conversion Transactions

Mortgage Holdings, the manager of the Fund, has approved a plan to internalize the management of the Fund, currently a Delaware limited liability company, by converting the Fund into a Delaware corporation through the following steps which Mortgage Holdings refers to as the Conversion Transactions:

•
the conversion of the Fund into a Delaware corporation named IMH Financial Corporation, pursuant to which each membership unit you hold in the Fund will be exchanged, at your election, for 220.3419 shares of Class B common stock or 220.3419 shares of Class C common stock of IMH Financial Corporation, or some combination thereof in 10% increments; and

•
the acquisition by IMH Financial Corporation of all of the outstanding shares of common stock of Mortgage Holdings and all of the outstanding membership interests in IMH Holdings, LLC (a holding company for two wholly-owned subsidiaries that provide certain services to the Fund, affiliates of Mortgage Holdings and a separate investment fund), in exchange for an aggregate of 895,750 shares of Class B-3 and B-4 common stock in IMH Financial Corporation, subject to downward adjustment in connection with an anticipated net loss to be incurred by Mortgage Holdings and IMH Holdings, LLC in 2010 (a portion of which will be issued to or on behalf of holders of outstanding stock appreciation rights of Mortgage Holdings in exchange for cancellation of those rights), as a result of which Mortgage Holdings and IMH Holdings, LLC will become wholly-owned subsidiaries of IMH Financial Corporation.

Upon the consummation of the Conversion Transactions, Mortgage Holdings expects there will be no established public trading market for IMH Financial Corporation common stock. Subject to then prevailing market conditions and regulatory review, Mortgage Holdings plans to conduct an initial public offering of common stock and Mortgage Holdings contemplates that the shares of common stock of IMH Financial Corporation will become publicly traded on the NYSE. Mortgage Holdings does not plan to list the shares of the Class B or Class C common stock on any securities exchange or include the shares of Class B or Class C common stock in any automated quotation system, and no trading market for the shares of those classes of common stock is expected to develop. Consummation of an initial public offering or listing on the NYSE is not a condition to the consummation of the Conversion Transactions.

In connection with the Conversion Transactions, IMH Financial Corporation anticipates that it will appoint a seven person board of directors comprised of the two existing directors of Mortgage Holdings, and as soon as practicable after the consummation of the Conversion Transactions and in connection with an initial public offering, five new directors who Mortgage Holdings expects will be considered independent under the rules of the New York Stock Exchange, or NYSE, and the Securities and Exchange Commission, or SEC. The executive officers of Mortgage Holdings immediately prior to the consummation of the Conversion Transactions will become the executive officers of IMH Financial Corporation immediately after the consummation of the Conversion Transactions. Following consummation of the Conversion Transactions, Mortgage Holdings intends to implement a stock incentive plan for its executive officers and employees, which the members are also being asked to approve.

The Conversion Transactions are Not in the Best Interests of the Fund and its Members

Now that the earnings of Mortgage Holdings are in decline and the Fund has little or no cash with which to make loans and generate further fees for Mortgage Holdings, Mortgage Holdings has decided to sell itself to the Fund.  The executives of Mortgage Holdings who devised and executed the business strategy that has resulted in the substantial loss of value of the Fund are now asking you to let them continue as executives overseeing your investment in a new corporation and to further benefit at your expense.  Ask yourself:  why should you continue to trust Mortgage Holdings’ executives with your investment and reward the individuals who are responsible for the Fund losing over $400,000,000 of your investment while they have profited handsomely from fees in the process?  Why would you hire these executives as managers of your investment in the Fund when the portfolio of loans they have underwritten using your investment has a 97.7% default rate as of December 31, 2009?

If Mortgage Holdings’ proposed Conversion Transactions are allowed to proceed, Mortgage Holdings intends to conduct an initial public offering of shares in the new corporation.  It is questionable whether this company, in the current market environment and with its track record of a 97.7% loan default rate, will be able to conduct a successful public offering and provide distributions and liquidity to its members.  Even if an initial public offering does occur, members will be subject to transfer restrictions for up to a year following the initial public offering.  Additionally, an initial public offering would dilute existing members and there is no telling how much dilution you will suffer because Mortgage Holdings has not proposed a minimum price for the initial public offering.  Further, if the Conversion Transactions and the initial public offering are allowed to proceed, Mortgage Holdings intends to market and sell a significant portion of the Fund’s assets and to use the proceeds from such sales and the initial public offering to continue its flawed execution of its business strategy.  Given Mortgage Holdings’ track record and its inability to effectively underwrite risk, we believe that with the current management team this is the wrong strategy.

The Committee believes that Mortgage Holdings has been ineffective and that the proposed Conversion Transactions are just an ill-conceived and self-interested way for the principals of Mortgage Holdings to liquidate their entity at your expense.  The Fund is not managed by an independent board of directors and the Conversion Transactions were not negotiated at arm’s length by disinterested parties.  Instead, Mortgage Holdings acted on behalf of the Fund in approving and recommending the Conversion Transactions.

Mortgage Holdings does not own any membership units in the Fund and Mortgage Holdings’ principals own less than 1% of the Fund’s membership units.  Yet, in the Conversion Transactions, the Fund’s principals will be issued approximately 5.3% of the fully-diluted shares in the new corporation, subject to downward adjustment in connection with a net loss to be incurred by Mortgage Holdings in the first quarter of 2010.  The Fund has stated that this consideration is expected to represent $17,900,000 in value, which in our opinion, is an excessive amount given Mortgage Holdings’ track record with your investment.  Indeed, the principals of Mortgage Holdings will receive this new ownership without any new investment being made on their part, and only in exchange for the equity they hold in an entity with bleak revenue prospects and that they have disclosed will realize a loss in the first quarter of 2010 and that has a track record of overseeing a steep decline in the value of your investment.  The Committee strongly disagrees with the further enrichment of the principals of Mortgage Holdings at your expense.  Furthermore, Mortgage Holdings has concluded that the Conversion Transactions do not constitute a “roll-up transaction” under the Fund’s operating agreement, which conveniently eliminates certain important appraisal rights and other protections the members would otherwise be entitled to under the Fund’s operating agreement.

Mortgage Holdings’ proposed Conversion Transactions will convert your membership interests into shares in a new corporation. The Fund then intends to make a tax election to reduce the tax basis of those shares received by investors to fair market value, resulting in a lower tax basis in your shares.   The Fund has reported that this election will result in the inability of the Fund's members to directly realize your portion of the $408,515,000 loss that otherwise would pass through to the investors. You should consult your tax advisor for a full understanding of the particular tax consequences of this proposal.

FOR THE FOREGOING REASONS, THE COMMITTEE URGES MEMBERS TO VOTE FOR THE COMMITTEE’S CONSENT REVOCATION PROPOSAL AND REJECT THE CONVERSION TRANSACTIONS.

PROPOSAL 2
NEW MANAGER PROPOSAL

In accordance with Section 3.8 of the Fund’s Operating Agreement, we are soliciting written consents of the members to remove Mortgage Holdings as the manager of the Fund, elect and admit LGM as the new manager of the Fund and amend the Fund’s Operating Agreement in the manner set forth in Annex A to change the compensation that would be payable to LGM in its capacity as manager of the Fund to better align the fees paid to the new manager with the success of the Fund.  As further described below, we believe that Mortgage Holdings has not been an effective manager of the Fund, and indeed, under their watch, the value of the Fund and your investment has declined. The adoption of the New Manager Proposal is conditioned on the Conversion Transactions not being approved.

Voting Requirement

The effectiveness of the New Manager Proposal requires the affirmative consent of the majority of the issued and outstanding membership units of the Fund entitled to vote on such proposal.  The Fund has chosen May 13, 2010 as the record date for its consent solicitation and thus, members as of May 13, 2010 (the “Record Date”) are entitled to execute, withhold or revoke consents relating to this consent solicitation.  The New Manager Proposal will be effective without further action when we deliver to the Fund such requisite number of consents. According to the Fund’s public filings, there were 73,038 membership units outstanding as of May 13, 2010. The members are entitled to one vote per membership unit.

Investors Mortgage Holdings, Inc Should Be Removed as Manager of the Fund

During the period from 2005 through 2009, Mortgage Holdings received total fees of $93,027,000, of which $63,683,000 has been received just since 2007.  Meanwhile, the value of the Fund has significantly decreased during this same period.  Specifically, while the Fund has raised an aggregate of $730,000,000 of capital from its members, their equity had fallen to $322,000,000 by the end of 2009.  Additionally, the Fund’s cash has decreased from $73,600,000 in 2007 to $963,000 at December 31, 2009.  Additionally, the default rate of the entire portfolio as of December 31, 2009 was 97.7%.  Real estate owned as of December 31, 2008 and 2009 was $62,781,000 and $104,231,000 respectively.  The following graph shows the percentage (by dollar amount) of the Fund’s loans that have gone into default during the period from 2005 through 2009.

As the Fund has disclosed, Mortgage Holdings and its lead executives have limited knowledge and experience with managing and developing real estate.  We are concerned that Mortgage Holdings is ill equipped to handle the volume of mortgage assets that have been and that we expect will be converted to real estate owned.  In fact, Mortgage Holdings has stated that they may not be able to manage the development process in a timely or cost-effective manner or at all.

Mortgage Holdings has indicated that if the Conversion Transactions do not go forward, it may resign unless its management fee structure is changed to an asset management fee of 1.5% to 2.0% of the cost basis of the total assets under management, as well as 20% of net earnings over a “to be specified” hurdle rate.  Mortgage Holdings is not a hedge fund manager or a workout team, and in our opinion, it should not be compensated as such.  Moreover, if this new fee structure is not approved, Mortgage Holdings warns that its resignation would require the Fund members “to engage a new Manager whose fee structure may be in excess of that sought by the Manager.”  Our consent solicitation offers you an alternative to replace Mortgage Holdings with a new manager, LGM Capital Partners LLC, that intends to resume making distributions to the members of the Fund as soon as practicable and that will provide a well thought out strategy, the experience required to maximize the value of your investment and a fee structure that better aligns the fees paid to the new manager with the success of the Fund.  We recognize that you have not received distributions from the Fund since the second quarter of 2009 and our plan will be to resume making distributions to members of the Fund as soon as practicable.

LGM Should be Elected and Admitted as the Manager of the Fund

LGM is a Delaware limited liability company formed by a group of highly qualified real estate and finance professionals for the purpose of opposing the Fund’s solicitation and becoming the manager of the Fund.  The members of LGM collectively have over 75 years of broad-based real estate and financial experience, including all aspects of real estate workouts, such as restructuring mortgages, maximizing cash flow from underperforming loans and properties, and entitling and developing raw land.  Our team also has extensive experience in underwriting and loan origination, distressed asset investing and management turnarounds, all skill sets that we believe will be integral to a successful refocusing of the Fund.  Importantly, LGM has a strong network of property developers who can execute projects designed to maximize cash flows and value in underperforming properties. This experience and network will position LGM to maximize the value of the Fund’s assets and your investment.  We believe that LGM’s experience in developing and managing single and multi-family residential real estate, commercial real estate and commercial real estate mortgage assets, coupled with a proposed management fee structure that better aligns the fees paid to the new manager with the success of the Fund (as described below), will allow the Fund and the members to maximize its value.

For biographical information on LGM’s manager and members, see “Information on the Proposed New Manager, the Committee, and the Participants” on page 5.

LGM’s team of experienced professionals brings years of experience and relationships necessary to resolve the complex problems the Fund is facing today.  LGM has prepared a business strategy that the Committee believes will maximize the value of the members’ investment in the Fund. Our priorities will be:

•
Asset Stabilization – As of December 31, 2009, 97.7% of the loans originated by Mortgage Holdings were in default. With virtually all of the Fund’s loans in default, LGM will first conduct an asset-by-asset evaluation of the Fund’s portfolio, which may include inspecting collateral, meetings with individual borrowers and guarantors and reviewing the regulatory, engineering, construction and marketing status of specific properties. Through this process, LGM will make assessments of the likelihood of recovery on defaulted loans and the likely timetable to achieve each recovery. LGM will identify which loans can be modified into performing status or analyze alternatives to minimize losses and promote recoveries on those loans which are not suitable for restructuring. Loan restructurings will facilitate borrowers’ resumption of interest payments and maximize cash flow to the Fund.  Further, and subject to the completion of satisfactory due diligence, LGM intends to provide a $5,000,000, low interest, bridge loan to the Fund, which may be used to pay expenses associated with the stabilization of the Fund’s assets.

•
Strategic Management – LGM intends to manage the Fund’s assets proactively with the primary objective of preserving and enhancing value through effective hands-on management and strategic repositioning of the Fund’s assets. LGM plans to generate revenue for the Fund from three sources: (i) interest payments and fees on performing loans; (ii) income from strategic management of non-performing loans and real estate owned; and (iii) income derived from joint ventures with outside developers in an effort to turn non-performing assets into performing assets.  We believe this will position us to recommence distributions to the Fund’s investors.

•
Increasing Equity and Cash Flow – LGM will continually assess, develop and implement appropriate strategies with the goal of resuming distribution payments to the members of the Fund, which strategies may include capitalizing on undervalued assets and seeking opportunities to originate low leverage first mortgage loans on commercial, industrial, multi-family and special purpose properties. LGM plans to generate cash flow from interest and fees on performing loans, strategic management of non-performing assets and joint venture income.

Mortgage Holdings has overseen a steep decline in value of the Fund, while earning significant fees and without owning any membership interest in the Fund.  By contrast, the members of the Committee have, and will continue to have, a vested interest in the success of the Fund through ownership of membership units, and upon successful completion of the Committee’s consent solicitation, through a $5 million bridge loan that LGM intends to make to the Fund in connection with the stabilization of the Fund’s assets, subject to the completion of satisfactory due diligence.

LGM’s experienced teams of real estate and lending professionals bring years of experience to solve problems in the Fund without the engagement of third parties.  LGM and its affiliates are or will be fully staffed and qualified to handle every aspect of the Fund’s asset lifecycle.

Proposed Fee Structure

Asset Management Fee

Mortgage Holdings has indicated that if the Conversion Transactions do not go forward, it may resign unless its management fee structure is changed to an asset management fee of 1.5% to 2.0% of the cost basis of the Fund’s total assets under management, and a carried interest fee of 20% of net earnings over a “to be specified” hurdle rate.  The Committee is offering you the opportunity to replace Mortgage Holdings with a new manager, LGM, who will work for you under a fee structure that is more aligned with the success of the Fund.  The Committee is proposing an asset management fee of 2% of the book value of the Fund’s assets.  The Committee is not seeking the 20% carried interest that Mortgage Holdings intends to seek.  Under the Committee’s proposal, as the book value of the Fund’s assets increases or decreases, the fees payable to LGM will increase or decrease proportionately, thus better aligning the interests of the Fund, the Fund’s members and LGM.  In contrast, under the fee structure that Mortgage Holdings intends to seek if the Conversion Transactions are not approved, fees payable by the Fund to Mortgage Holdings would not increase or decrease proportionately with the book value of the Fund’s assets.  By way of comparison, on December 31, 2009 the Fund would have paid Mortgage Holdings an asset management fee of between $8,083,095 and $10,777,460 under its proposed fee structure for the fiscal year ending on that date, whereas the Fund would have paid LGM an asset management fee of only $6,755,920 under the Committee’s proposed fee structure. In addition, the Committee’s proposal would eliminate any payment to the manager of 25% of certain late fees, penalties or net proceeds from the sales of foreclosed assets as currently allowed to Mortgage Holdings.  In addition, the Committee is proposing an amendment to the Fund’s operating agreement to provide that the Fund will be responsible for the expenses incurred in connection with the preparation of its financial statements.

Fees Paid By Borrowers

The Fund’s operating agreement provides that the Fund’s manager is entitled to receive all origination, processing, servicing, extension and other related fees that the manager receives from borrowers on loans funded by the Fund.  Mortgage Holdings has stated that current practice is that such fees are paid by the borrowers to the manager at close of escrow out of the proceeds of loans, or upon closing of the relevant transaction.  Therefore, to the extent these fees are higher and as a result, the principal amounts of loans are increased, the manager will receive more fees and the Fund will have less cash available to it.  Considering the Fund’s current 97.7% default rate, while these fees from borrowers have resulted in a substantial majority of Mortgage Holdings’ fees, the Fund has not been able to recoup these amounts through repayment of the applicable loans.  The Committee intends to implement proper underwriting, policies, management and oversight in order to maximize the Fund’s ultimate recovery of such fees.

Payments to be Made by the Fund in the Event of Removal of Mortgage Holdings as Manager

Pursuant to the Operating Agreement, if the members of the Fund adopt the New Manager Proposal, and Mortgage Holdings is removed as the manager of the Fund, Mortgage Holdings is entitled to receive any amounts determined to be properly accrued and legally owed to it by the Fund.  This amount could include payments related to approximately $1.608 million in principal outstanding on a loan made to the Fund that was disclosed in the Fund’s Consent Solicitation/Prospectus.  Any payment obligations that become due to Mortgage Holdings as a result of its replacement may be satisfied through an interest bearing note from the Fund, payable in equal annual installments over a period of no less than five years.

FOR THE FOREGOING REASONS, THE COMMITTEE URGES MEMBERS TO VOTE FOR THE COMMITTEE’S NEW MANAGER PROPOSAL.

APPRAISAL RIGHTS

The Fund’s members are not entitled to appraisal rights under Delaware law in connection with the Committee’s proposals or this Consent Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE FUND

Information regarding security ownership of certain beneficial owners and management of the Fund is included in Annex C of this Consent Statement.

SOLICITATION OF CONSENTS

The members and agents of the Committee and the participants may solicit consents. Consents will be solicited by mail, advertisement, telephone, facsimile, other electronic means and in person. None of those persons will receive additional compensation for their solicitation efforts.

In addition, we have retained Innisfree M&A Incorporated to assist in this consent solicitation, for which services Innisfree M&A Incorporated will be paid a fee not to exceed $[●]. Innisfree M&A Incorporated will also be reimbursed for its reasonable out-of-pocket expenses. We have also agreed to indemnify Innisfree M&A Incorporated against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws. It is anticipated that between [●] persons will be employed by Innisfree M&A Incorporated to solicit members.

Banks, brokers, custodians, nominees and fiduciaries will be requested to forward solicitation material to beneficial owners of membership units. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable expenses for sending solicitation material to the beneficial owners.

Each of Messrs. Graziadio and Mikles has agreed to contribute to the Committee a specified proportional share of all expenses incurred in connection with this consent solicitation pursuant to the terms of an Agreement (as discussed above under the heading “Information on the Proposed New Manager, the Committee, and the Participants” beginning on page 5).  Our estimate of the total cost to be incurred in connection with this consent solicitation is $[●]. To date, $[●] has been incurred in connection with this consent solicitation. The Committee will bear the costs of this consent solicitation and intends to seek reimbursement from the Fund of all expenses it incurs in connection with this consent solicitation.  The Committee does not intend to submit the question of such reimbursement to a vote of members of the Fund, and if LGM is elected manager, LGM will cause the Fund to reimburse the Committee for these expenses.

CONSENT PROCEDURE

Section 18-302 of the Delaware Limited Liability Company Act, unless otherwise provided in a limited liability company agreement, on any matter that is to be voted on, consented to or approved by members, the members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members entitled to vote thereon were present and voted.  Section 6.3.1 of the Operating Agreement provides that the members may approve by written consent any matter upon which the members are entitled to vote at a duly convened meeting of the members, which consents will have the same effect as a vote held at a duly convened meeting of the members.

There is no minimum number of consents required with respect to the Consent Revocation Proposal.

The New Manager Proposal will become effective only if (i) the Fund does not obtain the requisite consent to approve the Fund’s proposed Conversion Transaction and (ii) properly executed and dated consents to the New Manager Proposal are returned by members representing the majority of the issued and outstanding membership units of the Fund entitled to vote on such proposal. According to the Fund’s public filings, there were 73,038 membership units outstanding as of May 13, 2010. The members are entitled to one vote per membership unit.  Assuming that the number of outstanding membership units is 73,038 on the Record Date, the consent of members holding at least 36,520 membership units would be necessary to effect the New Manager Proposal.  The Fund has chosen May 13, 2010 as the record date for its consent solicitation and thus, members as of May 13, 2010 (the “Record Date”) are entitled to execute, withhold or revoke consents relating to this consent solicitation.

If your membership units are registered in your own name, please submit your consent to us today by following the instructions on the BLUE consent card.

If you hold your membership units in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your membership units and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to revoke any previous consent to the Fund’s proposed Conversion Transaction and to consent to the New Manager Proposal to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions provided on the enclosed BLUE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE consent card. The Committee urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Committee c/o Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, NY 10022, so that the Committee will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or require any assistance in executing your consent, please call: Innisfree M&A Incorporated at 1-888-750-5834. Banks and brokers may call collect at 1-212-750-5833.

Your consent to the Consent Revocation Proposal may be revoked at any time by submitting a later dated consent to the Fund thereafter so long as such consent is submitted during the solicitation period. Delivery of a later dated consent to the Fund would have the effect of revoking the earlier dated consent revocation delivered to the Committee.

Your consent to the New Manager Proposal may be revoked at any time by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed consent becomes effective.

A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card that is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to the Fund or to the Committee, c/o Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, NY 10022. Although a revocation is effective if delivered to the Fund, we request that either the original or photostatic copies of all revocations of consents be mailed or delivered to Innisfree M&A Incorporated at the address set forth above, so that we will be aware of all revocations and can more accurately determine if and when consents to the proposals have been received from the requisite members on the Record Date for this consent solicitation.

SPECIAL INSTRUCTIONS

The Consent Revocation Proposal. You may consent to the Consent Revocation Proposal by marking the box “YES, REVOKE MY CONSENT” on the enclosed BLUE consent card. You may also withhold your consent to the Consent Revocation Proposal by marking the box “NO, DO NOT REVOKE MY CONSENT” on the enclosed BLUE consent card.

The New Manager Proposal.  If you were a member as of the close of business on the Record Date for this consent solicitation, you may elect to consent to, withhold consent to or abstain with respect to the New Manager Proposal by marking the “CONSENT,” “WITHHOLD CONSENT” or “ABSTAIN” box on the accompanying BLUE consent card and signing, dating and returning it promptly in the enclosed postage-paid envelope.

IF A MEMBER EXECUTES AND DELIVERS A BLUE CONSENT CARD, BUT FAILS TO CHECK A BOX FOR A PROPOSAL, THAT MEMBER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL.

YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED BLUE CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY. YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID. FAILURE TO SIGN, DATE AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE COMMITTEE TO PROTECT IMH SECURED LOAN FUND’S PROPOSALS.

If your membership units are registered in your own name, please submit your consent to us today by following the instructions on the BLUE consent card.

If you hold your membership units in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your membership units and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to revoke any prior consent to the Fund’s proposed Conversion Transaction and to consent to the New Manager Proposal to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions provided on the enclosed BLUE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE consent card. The Committee urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Committee c/o Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, NY 10022 so that the Committee will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or require any assistance in executing your consent, please call:

Innisfree M&A Incorporated
Stockholders call toll-free: 1-888-750-5834
Banks and Brokers call collect: 1-212-750-5833

Dated: [●]

ANNEX A

AMENDMENT NO. 1 TO
RESTATED OPERATING AGREEMENT
OF
IMH SECURED LOAN FUND, LLC
A DELAWARE LIMITED LIABILITY COMPANY

This Amendment No. 1 (the “Amendment”), dated the [●] day of [●], 2010, amends the Restated Operating Agreement of IMH Secured Loan Fund, LLC (the “Operating Agreement”) made and entered into as of the 15th day of May, 2003 by and among Investors Mortgage Holdings, Inc., an Arizona corporation, and all Persons who may become members of the Company from time to time in accordance herewith, (the “Members”), and IMH Secured Loan Fund, LLC, a Delaware limited liability company (the “Company”), as restated as of the 30th day of March, 2006 (capitalized terms used but not defined herein have the meanings given to them in the Operating Agreement, as amended by the proposed amendments):

1. Amendment to Recitals. The Recitals to the Operating Agreement are hereby amended and restated as follows:

“THIS OPERATING AGREEMENT (this “Agreement”) was made and entered into as of the 15th day of May, 2003 by and among Investors Mortgage Holdings, Inc., an Arizona corporation (the “Initial Member”), and all Persons who may become members of the Company from time to time in accordance herewith, (the “Members”), and IMH Secured Loan Fund, LLC, a Delaware limited liability company (the “Company”), as restated as of the 30th day of March, 2006 and the [●] day of [●], 2010.

WITNESSETH

WHEREAS, the Company was formed pursuant to a Certificate of Formation, which was executed by the Manager and filed in the office of the Secretary of State of the State of Delaware on May 14, 2003, and an Operating Agreement, dated May 15, 2003;

WHEREAS, the Members of the Company voted to remove Investors Mortgage Holdings, Inc. as manager of the Company and to elect LGM Capital Partners LLC, a Delaware limited liability company (the “Manager”) to become the manager of the Company on the [●] day of [●], 2010;

WHEREAS, pursuant to Section 15.4 of the Operating Agreement, the Manager possesses the power to amend the Operating Agreement provided such amendment does not adversely affect the rights of the Members; and

WHEREAS, the Manager deems it advisable to restate the Operating Agreement in accordance with the terms and conditions set forth herein;

NOW, WHEREFORE, in consideration for the mutual agreements, covenants and premises set forth herein, the Operating Agreement is hereby adopted:”

2.  Amendment to Article 2 (Definitions).

Section 2.14 of the Operating Agreement is hereby amended by deleting the definition of “Earning Asset Base” in its entirety and replacing it as follows:

“[RESERVED]”

Section 2.21 of the Operating Agreement is hereby amended as follows:

A-1

“Manager means LGM Capital Partners LLC, a Delaware limited liability company, in that capacity, or any Person replacing LGM Capital Partners LLC. under this Agreement.”

3.  Amendment to Article 14 (Compensation to the Manager and its Affiliates).  Article 14 of the Operating Agreement is hereby amended and restated as follows:

The Manager and its Affiliates shall be entitled to receive the fees, compensation and other amounts as set forth in the Memorandum to be paid by the borrowers, provided that the “Management Fee” shall be in accordance with the terms set forth in this Article 14 (and not as set forth in the Memorandum~~.~~) and the “Administrative Fees to IMH for Late Fees, Penalties, or Resales of Foreclosed Property” shall be deleted.  The Company shall pay the Manager an annual asset management fee equal to 2% of the Company’s total assets as shown on the audited balance sheet of the Company for the calendar year most recently ended.  The asset management fee shall be paid in equal monthly installments in advance commencing on the effective date of this revised Article 14, prorated for any partial calendar month.  The asset management fee shall be adjusted each year on the first day of the calendar month after the Company has finalized its audited financial statements for the immediately preceding calendar year.  The Company will pay all its direct expenses in connection with its operations, including third party costs incurred to prepare its financial statements and other amounts incurred in compliance with this Operating Agreement. Any amendment to this Operating Agreement modifying the Manager’s compensation or distribution to which the Manager is entitled shall require the Manager’s consent.

4. Effect of Amendment. Except as otherwise modified by this Amendment, the Operating Agreement shall remain in full force and effect.

END OF DOCUMENT

A-2

ANNEX B

TRANSACTIONS IN SECURITIES OF IMH SECURED LOAN FUND, LLC
DURING THE PAST TWO YEARS

Participant	Class of Securities	Securities Purchased/(sold)	Price Per Unit ($)	Date of Purchase/Sale
Cliff Ratliff	Membership Units	5 Units	$10,000	6/18/2008
Ronald Tucek	Membership Units	20 Units	$10,000	9/2/2008
	Membership Units	(1 Unit)(1)	$4,406.86	4/26/2010
LGM Capital Partners LLC	Membership Units	1 Unit(1)	$4,406.86	4/26/2010

(1) On April 26, 2010, the Ronald Tucek Trust assigned to LGM Capital Partners LLC all interests, including the economic and beneficial interest, in 1 membership unit.

B-1

ANNEX C

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE FUND

The information set forth in this Annex C is based solely upon the Committee’s review of the Fund’s and the Corporation’s publicly available Consent Solicitation/Prospectus filed with the SEC on May 17, 2010.

Currently, no person or entity owns beneficially more than 5% of the Fund’s membership units and Mortgage Holdings does not own any membership units. The following table summarizes, as of May 14, 2010:

•	the membership units and percentage of outstanding investments in the Fund beneficially owned by directors and executive officers of Mortgage Holdings, and all such persons as a group; and

•
the voting common securities and nature of beneficial ownership, and percentage of common stock to be outstanding after giving effect to the Conversion Transactions, but without giving effect to any subsequent public offering, to be held by the directors and executive officers of Mortgage Holdings.

The address for each such person is 4900 N. Scottsdale Rd., Suite 5000, Scottsdale, Arizona 85251.

Name	Beneficial Ownership of the Fund Prior to Conversion Transactions (Units)	Percent of Class Prior to Conversion Transactions	Beneficial Ownership of IMH Financial Corporation After Conversion Transactions (Shares)(2)(4)(6)	Percent of Class After Conversion Transactions (2)(4)(6)
Shane Albers(1)	25.85	*	396,517	2.3%
William Meris(1)	14.63	*	394,045 (5)	2.3%
Steven Darak	—	*	50,286 (3)	**%
All directors and executive officers of the Manager as a group (3 persons)(1)	40.48	*	840,848	4.9%
_______________

*	Less than 1% of member equity.
**	Less than 1% of stockholder equity.
(1)   Mr. Albers previously agreed with Mr. Meris to transfer a number of shares equal to 20% of the outstanding stock of the Manager to Mr. Meris, however, Mr. Albers and Mr. Meris have subsequently agreed that in lieu thereof (and subject to Mr. Albers receiving $2,140,000 from a combination of (i) distribution of retained earnings of the Manager and (ii) payment by Mr. Meris of $170,000), Mr. Meris will be issued shares of Class B-4 common stock in IMH Financial Corporation that Mr. Meris would have received if the transfer of such shares had been completed prior to the conversion and the number of shares of Class B-4 common stock to be issued to Mr. Albers will be reduced by a corresponding amount. Messrs. Albers and Meris have also agreed that the number of shares of Class B-4 common stock will be reduced on a pro rata basis by the number of shares issuable (prior to reduction in lieu of withholding tax payment by the recipient) in respect of outstanding stock appreciation rights issued to participants in the Manager’s Management Incentive Plan adopted by the board of directors of the Manager on June 29, 2007.

C-1

(2)
Assumes 16,989,161 aggregate shares of Class B and Class C common stock outstanding upon consummation of the Conversion Transactions. Includes shares to be received both for ownership in the Fund and in exchange for equity interest in the Manager and Holdings.

(3)	Includes 498 shares of Class B-3 common stock to be issued after reduction in lieu of withholding tax payment to Mr. Darak in exchange for the 6,667 stock appreciation rights in Manager he holds.
(4)
Includes the 781,644 shares issuable to Messrs. Albers and Meris. The shares of IMH Financial Corporation Class B-4 common stock that Mr. Albers and Mr. Meris will receive in the Conversion Transactions will be subject to restrictions on transfer that expire on the four-year anniversary of the consummation of the Conversion Transactions. The transfer restrictions will terminate earlier if, any time after five months from the first day of trading on a national securities exchange, either the market capitalization (based on the closing price of IMH Financial Corporation common stock) or the book value of IMH Financial Corporation will have exceeded $730,383,530.78 (subject to upward adjustment by the amount of any net proceeds from new capital raised in an initial public offering or otherwise, and to downward adjustment by the amount of any dividends or distributions paid on membership units of the Fund or IMH Financial Corporation securities before or after the consummation of the Conversion Transactions). As of September 30, 2008, the quarter end immediately prior to the suspension of redemptions, $730,383,530.78 was the net capital of the Fund. The transfer restrictions will also terminate if the restrictions on the Class B common stock are eliminated as a result of a change of control of the shares of Class B common stock under the certificate of incorporation of IMH Financial Corporation, or if, after entering into an employment agreement approved by the compensation committee of IMH Financial Corporation, the holder of Class B common stock is terminated without cause, as will be defined in their employment agreements. Unless IMH Financial Corporation has both (i) raised an aggregate of at least $50 million in one or more transactions through the issuance of new equity securities, new indebtedness with a maturity of no less than one year, or any combination thereof, and (ii) completed a listing on a national securities exchange, then in the event of a liquidation of IMH Financial Corporation, no portion of the proceeds from the liquidation will be payable to the shares of Class B−4 common stock until such proceeds exceed $730,383,530.78. Although IMH Financial Corporation intends to initiate an initial public offering and to list its shares of common stock on a national securities exchange following the consummation of the Conversion Transactions, IMH Financial Corporation may ultimately complete one, both, or neither of these intended actions.

(5)	Includes 77,319 shares issuable to Mr. Meris that he has agreed to transfer to the Pierce Family Limited Partnership upon issuance of the shares to Mr. Meris.
(6)	Subject to downward adjustment pursuant to the conversion plan.

C-2

ANNEX D

Important!

Revoke any consents previously provided to the Fund

(1)
Regardless of how many membership units you own, your vote is very important.  Please sign, date and mail the enclosed BLUE Consent Card, or vote your membership units by telephone or via the Internet.  WE STRONGLY RECOMMEND THAT YOU REJECT THE FUND’S PROPOSED CONSENT PROPOSAL BY VOTING IN FAVOR OF THE COMMITTEE’S CONSENT REVOCATION PROPOSAL AND NEW MANAGER PROPOSAL.

Please vote each BLUE Consent Card you receive since each account must be voted separately.

(2)	We urge you NOT to sign any consent card sent to you by Fund.

(3)
Even if you have sent a consent card to the Fund, you have every legal right to change your vote.  You may revoke that consent, and vote in favor of the Committee’s New Manager Proposal, by signing, dating and mailing the enclosed BLUE Consent Card in the enclosed pre-paid return envelope.

(4)
If your membership units are held in the name of a bank, broker or other nominee, please vote the BLUE voting instruction form provided by your bank, broker or nominee, or follow the instructions on the voting instruction form to vote by telephone or via the Internet.

If you have any questions on the consent revocation, please contact:

Innisfree M&A Incorporated
Toll Free: 1-888-750-5834
Banks and Brokerage Firms Call Collect: 1-212-750-5833

Preliminary Copy—Subject to Completion, Dated May 20, 2010
CONSENT CARD—BLUE
CONSENT SOLICITED ON BEHALF OF
THE COMMITTEE TO PROTECT IMH SECURED LOAN FUND

The undersigned, a record holder of membership units (the “Units”) of IMH Secured Loan Fund, LLC (the “Fund”), acting with respect to all Units held by the undersigned at the close of business on May 13, 2010, hereby acts as follows concerning the proposals of The Committee to Protect IMH Secured Loan Fund (the “Committee”) set forth below.

THE COMMITTEE RECOMMENDS THAT YOU CONSENT TO PROPOSAL 1 BELOW BY MARKING THE BOX “YES, REVOKE MY CONSENT” AND TO PROPOSAL 2 BELOW BY MARKING THE “CONSENT” BOX.

☒ PLEASE MARK VOTE AS IN THIS EXAMPLE

Proposal 1 (Consent Revocation Proposal): Revoke any consents that have previously been submitted to the Fund in support of the Conversion Transaction proposed by the Fund:

 ☐ YES, REVOKE MY CONSENT                                                                 ☐ NO, DO NOT REVOKE MY CONSENT

Proposal 2 (New Manager Proposal): Remove Investors Mortgage Holdings, Inc (“Mortgage Holdings”) as the manager of the Fund, elect and admit LGM Capital Partners LLC (“LGM”) as the new manager of the Fund and amend the Fund’s Operating Agreement in the manner set forth in Annex A to decrease the compensation that would be payable to LGM in its capacity as manager of the Fund as compared to the compensation currently payable to Mortgage Holdings:

CONSENT ☐    DOES NOT CONSENT ☐    ABSTAIN ☐

The adoption of the New Manager Proposal is conditioned on the failure of the Fund to obtain the necessary consents required to adopt the Conversion Transactions.

THE COMMITTEE URGES YOU CONSENT TO PROPOSAL 1 ABOVE BY MARKING THE BOX “YES, REVOKE MY CONSENT” AND TO PROPOSAL 2 ABOVE BY MARKING THE “CONSENT” BOX.

UNLESS OTHERWISE INDICATED ABOVE, THIS CONSENT CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH HEREIN.

UNLESS YOU SPECIFY OTHERWISE, BY SIGNING, DATING AND DELIVERING THIS CONSENT CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE CONSENTED TO ALL OF THE PROPOSALS SET FORTH HEREIN.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.  PLEASE MARK, SIGN, DATE AND MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Dated:  _____________, 2010

Print Name: ___________________________________________________________________________________

Signature (Title, if any): _________________________________________________________________________

Signature (if held jointly): ________________________________________________________________________

Name and Title or Authority (if applicable): __________________________________________________________

Please sign in the same form as name appears hereon.  Executors and fiduciaries should indicate their titles.  If signed on behalf of a corporation, give title of officer signing.

VOTE BY TELEPHONE

Please have your Consent card available when you call 1-866-395-9267(toll-free for calls within the U.S. and Canada) or 1-215-521-4790 (for calls outside the U.S. and Canada), using a touch-tone telephone and follow the simple directions that will be presented to you.

VOTE BY INTERNET

Please have your Consent card available when you access the website https://www.proxyvotenow.com/ProtectIMH and follow the simple directions that will be presented to you.

VOTE BY MAIL

Please mark, sign and date your Consent card and return it in the postage-paid envelope provided or return it to: Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor, New York, NY 10022.

Vote 24 hours a day, 7 days a week!